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                                                                 Exhibit (a)(5)

                           OFFER TO PURCHASE FOR CASH

                     All Outstanding Shares of Common Stock

                                      AND

                       All Outstanding Shares of Series A
                          Cumulative Convertible Stock

                                       OF

                             HARCOURT GENERAL, INC.

                                       AT

              $59.00 NET PER SHARE FOR EACH SHARE OF COMMON STOCK

                                      AND

                     $77.29 NET PER SHARE FOR EACH SHARE OF
                     SERIES A CUMULATIVE CONVERTIBLE STOCK

                                       BY

                               REH MERGERSUB INC.
                          a wholly owned subsidiary of

                               REED ELSEVIER INC.

                 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
                     12:00 MIDNIGHT, NEW YORK CITY TIME, ON
            THURSDAY, DECEMBER 7, 2000, UNLESS THE OFFER IS EXTENDED

                                                                November 8, 2000

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase dated November 8, 2000 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by REH Mergersub Inc., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Reed Elsevier Inc., a Massachusetts corporation ("Parent"), to purchase all outstanding shares of common stock, par value $1.00 per share (the "Common Shares"), and all outstanding shares of series A cumulative convertible stock, par value $1.00 per share (the "Preferred Shares," and together with the Common Shares, the "Shares"), of Harcourt General, Inc., a Delaware corporation (the "Company"), at a purchase price of $59.00 per Common Share, net to the seller in cash, without interest thereon, and $77.29 per Preferred Share, net to the seller in cash, without interest thereon, in each case upon the terms and subject to the conditions set forth in the Offer to Purchase and in the Letter of Transmittal enclosed herewith.

     WE ARE THE HOLDER OF RECORD OF SHARES FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.
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     We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase.

     Your attention is invited to the following:

     1. The offer price is $59.00 per Common Share, net to you in cash, without interest.

     2. The offer price is $77.29 per Preferred Share, net to you in cash, without interest.

     3. The Offer is being made for all of the outstanding Shares.

     4. The Offer and withdrawal rights expire at 12:00 midnight, New York City time, on Thursday, December 7, 2000, unless the Offer is extended.

     5. The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of October 27, 2000 (the "Merger Agreement"), among Parent, Purchaser and the Company. The Merger Agreement provides, among other things, that, after the Offer is consummated, Purchaser will be merged into the Company (the "Merger") following the satisfaction or waiver of each of the conditions to the Merger set forth in the Merger Agreement.

     6. The Board of Directors of the Company has unanimously determined that the Offer and the Merger are fair to, and in the best interests of, the stockholders of the Company and recommends that the Company's stockholders accept the Offer and tender their Shares.

     7. The Offer is conditioned upon, among other things, (i) there being validly tendered and not withdrawn prior to the expiration of the Offer a number of shares of Common Shares which, together with any Shares owned, directly or indirectly, by Parent or Purchaser, or any subsidiary or controlled affiliate, represent on the date of purchase, at least a majority in voting power of the then outstanding shares of Common Shares (on a fully diluted basis) and (ii) any approvals, clearances or waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other requisite or advisable approvals, clearances or waiting periods under any other material antitrust laws applicable to the Offer, the Merger or the subsequent transaction between Parent and The Thomson Corporation having been obtained, expired or been terminated. The Offer is also subject to other conditions (as described in the Offer to Purchase).

     8. Tendering stockholders who are record owners of their Shares and tender directly to the Depositary (as defined below) will not be obligated to pay brokerage fees or commissions. Any stock transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form set forth on the reverse side of this letter. An envelope to return your instructions to us is also enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the reverse side of this letter. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

     The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

     Payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by Citibank, N.A. (the "Depositary") of (a) certificates evidencing such Shares or confirmation of the book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company (the "Book-Entry Transfer Facility"), pursuant to the procedures set forth in the Offer to Purchase under "Procedures for Accepting the Offer and Tendering Shares", (b) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase) in lieu of the Letter of Transmittal, and (c) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering stockholders at the same time depending upon when certificates for or confirmations of book-entry transfer of such Shares into the Depositary's account at the Book-Entry Transfer Facility are actually received by the Depositary.
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                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON SHARES
                                      AND
                       ALL OUTSTANDING SHARES OF SERIES A
                          CUMULATIVE CONVERTIBLE STOCK
                                       OF
                             HARCOURT GENERAL, INC.
                                       BY
                               REH MERGERSUB INC.
                          A WHOLLY OWNED SUBSIDIARY OF
                               REED ELSEVIER INC.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated November 8, 2000 and the related Letter of Transmittal, in connection with the offer by REH Mergersub Inc., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Reed Elsevier Inc., a Massachusetts corporation, to purchase all outstanding shares of common stock, par value $1.00 per share (the "Common Shares"), and all outstanding shares of series A cumulative convertible stock, par value $1.00 per share (the "Preferred Shares," and together with the Common Shares, the "Shares"), of Harcourt General, Inc., a Delaware corporation (the "Company"), at a purchase price of $59.00 per Common Share, net to the seller in cash, without interest thereon, and $77.29 per Preferred Share, net to the seller in cash, without interest thereon, in each case upon the terms and subject to the conditions set forth in the Offer to Purchase and in the Letter of Transmittal enclosed herewith.

     This will instruct you to tender to Purchaser the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

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  Number of Shares to Be Tendered:*

------------------------------ Common Shares

------------------------------ Preferred Shares

  Account No.:
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  Dated:
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                      SIGN HERE

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                                  SIGNATURE(S)

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                                 PRINT NAME(S)

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                                  ADDRESS(ES)

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                         AREA CODE AND TELEPHONE NUMBER

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                  TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER

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* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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